UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 7, 2024, Gevo, Inc. (the “Company”) received a letter from a law firm on behalf of a putative stockholder of the Company that questioned disclosures made in the proxy statements for the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) and the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) about certain proposals being described as “non-routine” matters rather than “routine” matters. Due to how those proposals were described and, subsequently, how the votes were counted, the stockholder letter alleges that amendments made to the Company’s Amended and Restated Certificate of Incorporation (as amended to date, the “Amended Charter”) following the 2013 Annual Meeting and 2014 Annual meeting were not validly approved pursuant to the Delaware General Corporation Law (the “DGCL”) as further described below.

At its 2013 Annual Meeting, the Company solicited stockholder approval of a proposal to increase the number of authorized shares of its common stock from 100,000,000 shares to 150,000,000 shares and to increase the number of authorized shares of preferred stock from 5,000,000 shares to 10,000,000 shares (the “2013 Proposal”). The proxy statement for the 2013 Annual Meeting stated that approval of the 2013 Proposal required the affirmative vote of the holders of a majority of the common stock issued and outstanding and entitled to vote as of the record date of the 2013 Annual Meeting, and that abstentions and broker non-votes would have the same effect as a vote against the 2013 Proposal. The proxy statement also stated that the 2013 Proposal was a “non-routine” matter and that if the organization that holds shares did not receive instructions on how to vote the shares on a non-routine matter, the organization would inform the inspector of election that it does not have the authority to vote on this matter, effectively constituting a vote “against” the proposal. The votes were counted after the 2013 Annual Meeting and the Company disclosed on June 10, 2013 that the 2013 Proposal was approved at the 2013 Annual Meeting. The stockholder letter alleged that the votes for the 2013 Proposal were counted as if it were a “routine” matter rather than how the voting mechanics were disclosed in the proxy statement because broker discretionary votes were counted as votes in favor of the 2013 Proposal. Treating the common stock increase as a “routine” matter, which allows for broker discretionary votes to be voted in favor of a proposal, was in accordance with the New York Stock Exchange rules that govern such matters. Following the 2013 Annual Meeting, on June 7, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation to memorialize the stockholder approval of the 2013 Proposal.

Subsequently, pursuant to the proxy statement for the 2014 Annual Meeting, the Company solicited stockholder approval to, among other things, further amend its certificate of incorporation to increase the number of authorized shares of its common stock from 150,000,000 shares to 250,000,000 shares (the “2014 Proposal”). The proxy statement for the 2014 Annual Meeting stated that approval of the 2014 Proposal required the affirmative vote of the holders of a majority of the common stock issued and outstanding and entitled to vote as of the record date of the 2014 Annual Meeting, and that abstentions and broker non-votes would have the same effect as a vote against the 2014 Proposal. The proxy statement also stated that the 2014 Proposal was a “non-routine” matter and that if the organization that holds shares did not receive instructions on how to vote the shares on a non-routine matter, the organization would inform the inspector of election that it does not have the authority to vote on this matter, effectively constituting a vote “against” the proposal. The votes were counted after the 2014 Annual Meeting and the Company disclosed on July 9, 2014 that the 2014 Proposal was approved at the 2014 Annual Meeting. The stockholder letter alleged that the votes for the 2014 Proposal were counted as if it were a “routine” matter rather than how it the voting mechanics were disclosed in the proxy statement because broker discretionary votes were counted as votes in favor of the 2014 Proposal. Treating the common stock increase as a “routine” matter, which allows for broker discretionary votes to be voted in favor of a proposal, was in accordance with the New York Stock Exchange rules that govern such matters. Following the 2014 Annual Meeting, on July 7, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation to memorialize stockholder approval of the 2014 Proposal. The Company and third parties have treated the Amended Charter and associated stock issuances thereunder as valid for over 10 years.

To resolve any uncertainty with respect to the validity of the Amended Charter and associated stock issuances thereunder, on December 3, 2024, the Company filed a petition in the Delaware Court of Chancery under Section 205 of the DGCL seeking to validate the filing and effectiveness of the Amended Charter and associated stock issuances thereunder (the “Petition”). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts. A copy of the Petition in the form filed with the Court of Chancery is attached as Exhibit 99.1 to this Current Report on Form 8-K. Concurrently with the Petition, the Company filed a motion to expedite the hearing on the Petition.

On December 18, 2024, the Court of Chancery granted the Company’s motion to expedite and, at the Company’s request, directed the Company to (1) file this Current Report on Form 8-K, attaching the Petition, (2) notify stockholders that the Court of Chancery will hold a final telephonic hearing to consider the merits of the Petition on March 17, 2025, at 11:00 a.m. Eastern Time (the “Section 205 Hearing”), and (3) explain how stockholders can appear and be heard at or in advance of the hearing, including the deadline for filing an opposition. The Company's opening brief in support of the Petition will be filed no later than January 27, 2025, and any opposition by a stockholder shall be filed on or before February 26, 2025. If needed, the Company may file a reply in further support of the Petition on or before March 12, 2025.

This Current Report on Form 8-K constitutes notice of the Section 205 Hearing and deadline for filing any opposition. If any stockholder of the Company wishes to express a position on the Petition, such stockholder may file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Gevo, Inc., C.A. No. 2024-1242-PAF (Del. Ch.), on or before February 26, 2025, and any such written submission should also be emailed to the Company’s counsel, Nicholas D. Mozal of Potter Anderson & Corroon LLP, at nmozal@potteranderson.com.

If any stockholder of the Company wishes to listen to the Section 205 Hearing, such stockholder may do so by dialing into the following listen-only line: 1 (877) 304-9269 and entering the passcode 6403213#. If any stockholder of the Company wishes to appear at the Section 205 Hearing to express a position on the Section 205 Application, such stockholder may contact the Company’s counsel, Nicholas D. Mozal, at nmozal@potteranderson.com in advance of the Section 205 Hearing to obtain information on how to appear and participate in the telephonic Section 205 Hearing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Verified Petition for Relief Pursuant to 8 Del. C. § 205 of Gevo, Inc., filed December 3, 2024
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: January 15, 2025	By:	/s/ E. Cabell Massey
E. Cabell Massey Vice President, Legal and Corporate Secretary